INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2.75% Senior Convertible Notes due 2010

INDENTURE
Dated as of June 11, 2007

WELLS FARGO BANK, N.A.
TRUSTEE

Cross-Reference Table*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	7.08, 7.10
	(c)	Not Applicable
311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06,12.02
	(d)	7.06
314	(a)	4.02
	(b)	Not Applicable
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.05
	(f)	4.04
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	1.05(e)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01

*	This Cross-Reference Table is not part of the Indenture.

i

Page
ARTICLE 12
Miscellaneous

Section 12.01. Trust Indenture Act Controls	74
Section 12.02. Notices	74
Section 12.03. Communication by Holders with Other Holders	75
Section 12.04. Certificate and Opinion as to Conditions Precedent	75
Section 12.05. Statements Required in Certificate or Opinion	76
Section 12.06. Separability Clause	76
Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar	76
Section 12.08. Legal Holidays	76
Section 12.09. Governing Law	76
Section 12.10. No Recourse Against Others	77
Section 12.11. Successors	77
Section 12.12. Multiple Originals	77

EXHIBIT A Form of Global Security
EXHIBIT B Form of Certificated Security
EXHIBIT C Transfer Certificate
EXHIBIT D Notice of Occurrence of Fundamental Change
EXHIBIT E Form of Guarantee

SCHEDULE I Number of Additional Shares

     INDENTURE dated as of June 11, 2007 among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (“Company”), INTEGRA LIFESCIENCES CORPORATION, a Delaware corporation (“Guarantor”), and WELLS FARGO BANK, N.A., a national banking association (“Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 2.75% Senior Convertible Notes due 2010:
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01 Definitions.
     “144A Global Security” means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.
     “Additional Amounts” means the interest that is payable by the Company (i) pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement) and (ii) as additional interest pursuant to Section 6.01.
     “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Conversion Price” means, at any given time, $1,000 divided by the Applicable Conversion Rate at such time.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a resolution of the Board of Directors.
     “Business Day” means, with respect to any Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.
     “Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in stock (however designated) issued by that corporation.
     “cash” means U.S. legal tender.
     “Cash Settlement Averaging Period” with respect to any Security means the 50 consecutive Trading Days beginning on the second Trading Day after the Conversion Date for such Security, except that with respect to any Security with a Conversion Date occurring on or after December 15, 2009, the “Cash Settlement Averaging Period” means the 50 consecutive Trading Days beginning on, and including, the 52nd Scheduled Trading Day before Stated Maturity.
     “Certificated Securities” means Securities that are in the form of the Securities attached hereto as Exhibit B.
     “close of business” means 5:00 p.m. (New York City time).
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by NASDAQ or, if the Common Stock is not reported by NASDAQ, in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange, the Closing Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.06 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving person, the common stock of such surviving corporation.
     “Company” means the party named as the “Company” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     “Company Notice” means a notice to Holders delivered pursuant to Section 3.02(b).
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.
     “Continuing Director” means a director who either was a member of the board of directors of the Company on the date of original issuance of the Securities or who becomes a member of the board of directors of the Company subsequent to that date and whose appointment, election or nomination for election by the Company’s shareholders is duly approved by a majority of the Continuing Directors on the board of directors of the Company at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the board of directors of the Company in which such individual is named as nominee for director, it being understood that any director appointed or nominated to fill a vacancy on the board of directors of the Company (without regard to the cause of such vacancy) by any Continuing Director shall be deemed a Continuing Director until the next annual meeting of the Company’s shareholders at which directors are elected.
     “Conversion Settlement Date” means (A) in the event the Company has not validly made a Physical Settlement Election, with respect to the Settlement Amount owing by the Company as set forth in Section 10.03(a), the third Business Day immediately following the date that the Settlement Amount is determined and (B) with respect to Settlement Shares owing by the Company in the event the Company has validly made a Physical Settlement Election as set forth in Section 10.03(b), the third Business Day immediately following the Conversion Date for such Securities, except that, in the case of clause (B) only, (i) in respect of Securities with a Conversion Date on or after December 15, 2009 the Conversion Settlement Date shall be on Stated Maturity and (ii) in respect of Securities as to which Additional Shares will be added to the Applicable Conversion Rate pursuant to Section 10.01(b)(3) with a Conversion Date prior to December 15, 2009 the Conversion Settlement Date for the Settlement Shares (other than the Additional Shares) shall be the third Business Day following the Conversion Date, and the Conversion Settlement Date for the Additional Shares shall be the third Business Day following the relevant effective date described in Section 10.01(b)(3) on which the number of Additional Shares is determined.
     “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 213 Court Street, Suite 703, Middletown, Connecticut 06457, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Daily Conversion Value” means, for each of the 50 consecutive Trading Days during the Cash Settlement Averaging Period, one-fiftieth (1/50) of the product of (1) the

Applicable Conversion Rate on such Trading Day and (2) the Daily VWAP on such Trading Day.
     “Daily VWAP” means, for each of the 50 consecutive Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IART.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on that Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Company’s Common Stock on that Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     “Default” means any event that is, or after notice or passage of time, would be, an Event of Default.
     “DTC” means The Depository Trust Company.
     “Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Fair Market Value” or “fair market value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Fundamental Change” means the occurrence at such time after the original issuance of the Securities of any of the following:
     (1) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the voting power of the Company’s common stock entitled to vote generally in the election of directors; or
     (2) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or
     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:

(a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock or (ii) pursuant to which holders of the Company’s Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor person immediately after giving effect to such issuance; or
(b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or
(c) any consolidation or merger with or into any Subsidiary, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other person; or
     (4) a Termination of Trading.
     The term “person” as used in this definition includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     Notwithstanding the foregoing, a Fundamental Change will not be deemed to have occurred with respect to a transaction or transactions described in clause (3) above if at least 90% of the consideration in the transaction or transactions consists of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following the change of control on a U.S. national or regional securities exchange, and, as a result of the transaction or transactions, the notes become convertible into such common stock, depositary receipts or other certificates representing common equity interests (and any rights attached thereto), subject to the settlement provisions of Section 10.03.
     “Global Securities” means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.06(g), such Securities shall be in the form of a 144A Global Security.
     “Guarantee” means the Guarantee, substantially in the form of Exhibit E, provided by the Guarantor pursuant to the terms of Article 11.
     “Guarantor” means the party named as the “Guarantor” in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Interest” means interest payable on each Security pursuant to Section 1 of the Securities.
     “Interest Payment Date” means June 1 and December 1 of each year, commencing December 1, 2007.
     “Interest Record Date” means, with respect to each Interest Payment Date, the May 15 and November 15 immediately preceding such Interest Payment Date.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Market Disruption Event” means (i) a failure by NASDAQ or, if the Common Stock is not then listed on NASDAQ, by the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, by the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session, or (ii) the occurrence or existence before 1:00 p.m., New York City time, on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “NASDAQ” means the NASDAQ Global Select Market.
     “Notes Share Cap” means the amount equal to the quotient of (x) 20% of the outstanding shares of Common Stock as of the date of this Indenture (subject to appropriate adjustment for share dividends or distributions, in either case, made in shares of Common Stock, share splits or share combinations) divided by (y) 330,000 (which reflects the issuance of the Securities and the Company’s 2.375% Senior Convertible Notes due 2012 on the date hereof, collectively).
     “Offering Memorandum” means the offering memorandum of the Company dated June 6, 2007 relating to the offering of the Securities.
     “Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or the Guarantor, as the case may be.
     “Officer’s Certificate” means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company or the

Guarantor, as the case may be, by any Officer (solely in his or her capacity as such), and delivered to the Trustee. An Officer’s Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company or the Guarantor, as the case may be, but need not contain the information specified in Sections 12.04 and 12.05.
     “opening of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity including, without limitation, any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.
     “Physical Settlement Election” means the irrevocable election by the Company prior to December 15, 2009, to satisfy its Conversion Obligation in respect of conversions of Securities with a Conversion Date after the Physical Election Date solely in shares of Common Stock (plus cash in lieu of fractional shares) in accordance with Section 10.03(b) hereof.
     “Physical Settlement Election Date” means the date on which a Physical Settlement Election Notice is delivered to the Trustee and Holders.
     “Physical Settlement Election Notice” means a written notice of a Physical Settlement Election provided by the Company to the Trustee and each Holder of Securities.
     “Purchase Agreement” means the Purchase Agreement dated June 6, 2007 among the Company, the Guarantor and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co., Incorporated, as representatives of the several initial purchasers, relating to the Securities.
     “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company, the Guarantor and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co., Incorporated.

     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject matter.
     “Restricted Security” means a Security required to bear the Legend.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Security” means any of the Company’s 2.75% Senior Convertible Notes due 2010, as amended or supplemented from time to time, issued under this Indenture.
     “Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.
     “Significant Subsidiary” means any Subsidiary of the Company that is a significant subsidiary at any determination date pursuant to Regulation S-X, Rule 1-02(w)(1) or (2).
     “Stated Maturity,” when used with respect to any Security, means June 1, 2010.
     “Stock Price” means the price per share of Common Stock paid in connection with a Fundamental Change transaction pursuant to which Additional Shares will be added to the Applicable Conversion Rate as set forth in Section 10.01(b)(3) hereof, which shall be equal to (i) if Holders of Common Stock receive only cash in such Fundamental Change transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Sale Prices of the Common Stock on the 10 Trading Days immediately before, but not including, the effective date of such Fundamental Change transaction.
     “Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     “Termination of Trading” means the occurrence, at any time, of the Common Stock of the Company (or other common stock into which the Securities are then convertible) not being listed for trading on a U.S. national or regional securities exchange.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day on which (i) trading in securities generally occurs on NASDAQ or, if the Common Stock is not then listed on NASDAQ, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded, (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market and (iii) there is no Market Disruption Event of the type described in clause (i) of the definition thereof; provided that for the purposes of determining the amount of payment upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading generally in the Common Stock occurs on NASDAQ or, if the Common Stock is not then listed on NASDAQ, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Closing Sale Price or Daily VWAP, as applicable, must be determined) is not so traded, “Trading Day” means a Business Day.
     “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Company for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used, provided further that if no bids can reasonably be obtained, then for purposes of determining whether the condition to conversion of the Securities set forth in Section 10.01(a)(2) has been satisfied, the Trading Price per $1,000 principal amount of the Securities shall be deemed to be less than 97% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate on such date.
     “Trustee” means the party named as the “Trustee” in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.
     “Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.02  Other Definitions.

Terms:	Defined in Section:
Act	1.05
Additional Amounts Notice	4.07
additional interest	6.01
Additional Shares	10.01(b)(3)
Agent Members	2.12(d)(v)
Applicable Conversion Rate	10.02(a)
Bankruptcy Law	6.01(h)
Common Stock Legend	2.06(g)
Conversion Agent	2.03
Conversion Date	10.02(d)
Conversion Notice	10.02(c)
Conversion Obligation	10.03(a)
Daily Excess Amount	10.03(a)(i)(B)
Daily Settlement Amount	10.03(a)(i)
Depositary	2.01(b)
DTC	2.01(b)
effective date	10.01(b)
Event of Default	6.01
Exchange Property	10.06(a)
Fiscal Quarter	10.01(a)(1)
Fundamental Change Repurchase Date	3.02(a)
Fundamental Change Repurchase Notice	3.02(c)
Fundamental Change Repurchase Price	3.02(a)
Guaranteed Obligations	11.01(a)
Indemnitees	7.07(c)
legal holiday	12.08
Legend	2.06(g)
Losses	7.07(c)
Measurement Period	10.01(a)(2)
Notice of Default	6.01
Paying Agent	2.03
QIBs	2.01(b)
Registrar	2.03
Rule 144A Information	4.06
Settlement Amount	10.03(a)
Settlement Shares	10.03(b)
Spin-Off	10.04(c)(iv)
successor company	5.01(a)
transfer	2.12(c)
Trigger Event	10.04(c)(iv)
     Section 1.03  Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Securityholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company or the Guarantor or both the Company and the Guarantor, as the context requires.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.
     Section 1.04 Rules of Construction. Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	words in the singular include the plural, and words in the plural include the singular; and

(6)	references to Sections and Articles are to references to Sections and Articles of this Indenture.
     Section 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 12.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The principal amount and certificate number of any Security and the ownership of Securities shall be proved by the register for the Securities.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
The Securities
     Section 2.01 Form and Dating. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.
     (b) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.
     (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed in the Schedule of Increases and Decreases of Global Security attached thereto and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.
     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, and shall be made on the records of the Trustee and the Depositary.
     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.
     (e) Certificated Securities. Securities not issued as interests in the Global Securities shall be registered in the name of the Holder and issued in certificated form substantially in the form of Exhibit B attached hereto.

     Section 2.02 Execution and Authentication. The Securities shall be executed on behalf of the Company by one Officer. The signature of such Officer on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signature of an individual who was, at the time of the execution of the Securities, an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $165,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.
     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.
     Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer, exchange, purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where a register of the Securities and of their transfer and exchange will be kept (“Registrar”). The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.
     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.
     Section 2.04 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.
     Section 2.05 Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on each May 15 and November 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
     Section 2.06 Transfer and Exchange. (f) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such

Securityholder’s attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall, except as set forth in Section 2.12, be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.
     (d) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.
     (e) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
     (f) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.
     (g) Every Security (and all securities delivered in exchange therefor or in substitution thereof) that bears or is required under this Section 2.06(g) to bear the legend set forth in this Section 2.06(g) (the “Legend”), and any Common Stock that bears or is required under this Section 2.06(g) to bear the Common Stock legend set forth in this Section 2.06(g) (the “Common Stock Legend”) shall be subject to the restrictions on transfer set forth in this Section 2.06(g) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Security or share of Common Stock, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

     Until the Stated Maturity of the Securities any certificate evidencing a Security shall bear a legend in substantially the following form, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO INTEGRA LIFESCIENCES HOLDINGS CORPORATION (THE “ISSUER”) OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing shares of Common Stock delivered upon conversion of any Security shall bear a Common Stock Legend unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC (and that continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE

DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, BEFORE THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO INTEGRA LIFESCIENCES HOLDINGS CORPORATION (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
     Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which certificate or certificates shall not bear the Common Stock Legend required by this Section 2.06(g).
     Section 2.07 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security and/or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.
     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 Outstanding Securities; Determinations of Holders’ Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those purchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantor or an Affiliate of either holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the Paying Agent holds, in accordance with this Indenture, on the Business Day immediately following a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Additional Amounts, if any, on such Securities shall cease to accrue.
     If a Security is converted in accordance with Article 10, then from and after the date of conversion, such Security shall cease to be outstanding, and Interest and Additional Amounts, if any, shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive the Settlement Amount).
     Section 2.09  Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.
     Section 2.10  Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this

Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.
     Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Fundamental Change Repurchase Price in respect thereof, and Interest or Additional Amounts thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 2.12 Global Securities. (m) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below and Section 2.12(d) below, and (C) transfers of a Certificated Security shall comply with Section 2.06, Section 2.12(a)(iii) and Section 2.12(a)(iv) below, as applicable.
     (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.
     (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth in this clause (ii) below and in Section 2.12(d) below. Upon receipt by the Trustee of a request to transfer a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:
     (A) a certification, in the form set forth in Exhibit C, that such beneficial interest in a Global Security is being transferred to a QIB in accordance with Rule 144A;
     (B) written instructions from the Holder to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be decreased; and
     (C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.
     (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:
     (A) to register the transfer of such Certificated Securities; or
     (B) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:
(1) shall be duly endorsed or accompanied by a written instrument of transfer reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2) such Securities are being transferred or exchanged pursuant to clause (x), (y) or (z) below, and are accompanied by the following additional information and documents, as applicable:
     (x) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (y) if such Certificated Securities are being transferred to the Company, a certification to that effect (in the form set forth in Exhibit C); or

     (z) if such Certificated Securities are being transferred to a QIB, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.
     (iv) Restrictions on Transfer or Exchange of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.
     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (A) a certification, in the form set forth in Exhibit C, that such Certificated Security (1) is being transferred to the Company or (2) is being transferred to a QIB in accordance with Rule 144A;
     (B) written instructions from the Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase; and
     (C) if the Company, or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.
     (b) Every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so required. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
     (c) As used in Section 2.06 and this Section 2.12, the term “transfer” includes any sale, pledge, transfer, loan, hypothecation or other disposition of any Security or share of Common Stock or any interest therein.
     (d)
     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination in writing and participants in such Depositary elect to withdraw their beneficial interests in the Global Securities from such Depositary, following notification by the Depositary of their right to do so or (C) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clauses (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof or any successor of either of the foregoing pursuant to this paragraph shall not be a Global Security.
     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.
     (v) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any Security.
     (vi) Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(d), none of the Trustee, any Paying Agent, Conversion Agent, the Company or the Registrar shall have any responsibility or obligation to any beneficial owner in the Global Securities, a member of, or a participant in the Depositary or other person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be, in the case of a Global Security, the Depositary or its nominee). The rights of beneficial owners in the Global Securities shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. Other than as set forth in this Indenture, the Trustee, any Paying Agent, the Conversion Agent, the Company and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(d), the Trustee, each Paying Agent, the Conversion Agent, the Company and the Registrar shall be entitled to deal with any depositary (including the Depositary), and any nominee thereof, that is the Holder of any Global Securities as a Holder for all purposes of this Indenture relating to such Global Securities (including the payment of principal, Interest and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Securities) as the sole Holder of such Global Securities and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, the Conversion Agent, the Company or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Securities, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Securities, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Securities or for any transfers of beneficial interests in any such Global Securities.
     (e) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.
     Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.
     Section 2.14 Payment. If any Interest Payment Date, Stated Maturity, Fundamental Change Repurchase Date, Conversion Settlement Date or other date when payment is required to be made under this Indenture falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due, and no additional Interest will accrue on that payment for the period from and after the Interest Payment Date, Stated Maturity, Fundamental Change Repurchase Date, Conversion Settlement Date or other payment date, as the case may be, to that next succeeding Business Day.

ARTICLE 3
Repurchases
     Section 3.01 Company’s Right to Redeem. The Securities shall not be redeemable at the option of the Company prior to their Stated Maturity.
     Section 3.02 Repurchase of Securities at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is equal to or an integral multiple of $1,000 principal amount, at a fundamental change repurchase price equal to 100% of the principal amount of the Securities repurchased, plus any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on those Securities (the “Fundamental Change Repurchase Price”) to, but not including, the date that is 30 calendar days following the date of the notice of a Fundamental Change mailed by the Company pursuant to Section 3.02(b) (the “Fundamental Change Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.02(c). If the Fundamental Change Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Securities repurchased and shall include accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, to, but not including, the Fundamental Change Repurchase Date.
     (b) Within 20 calendar days after the occurrence of a Fundamental Change, the Company shall mail a Company Notice of the Fundamental Change (substantially in the form of Exhibit D) to the Trustee and to each Holder (and to beneficial owners if required by applicable law). Simultaneously with providing such notice, the Company will issue a press release. The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;
     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.02 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the Fundamental Change Repurchase Price;
     (v) the name and address of the Paying Agent and the Conversion Agent;
     (vi) the Applicable Conversion Rate;
     (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (viii) that the Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;
     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii);
     (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.02;
     (xi) briefly, the conversion rights, if any, that exist on the Securities at the date of the Company Notice and as a result of such Fundamental Change;
     (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on Securities for which a Fundamental Change Repurchase Notice is submitted, Interest and Additional Amounts, if any, on Securities surrendered for purchase by the Company shall cease to accrue from and after the Fundamental Change Repurchase Date; and
     (xiv) the CUSIP, “ISIN” or other similar number(s), as the case may be, of the Securities.
     At the Company’s request, the Trustee shall give such Company Notice to each Holder in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company and such request will be made at least three Business Days prior to the date such notice is to be provided to the Holders.
     (c) A Holder may exercise its rights specified in this Section 3.02 upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:
     (i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

     (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and
     (iii) that such Security shall be repurchased pursuant to the terms and conditions specified in Section 4 of the Securities and in this Indenture.
     The delivery of such Security (together with all necessary endorsements) and the Fundamental Change Repurchase Notice to the Paying Agent at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.02 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.
     The Company shall repurchase from the Holder thereof, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.02 shall be consummated by the delivery of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements or notifications of book-entry transfer).
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.02(c) shall have the right to withdraw such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03(b) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
     Section 3.03  Effect of Fundamental Change Repurchase Notice. (d) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.03(b)) thereafter be entitled solely to receive the Fundamental Change Repurchase Price with respect to such Security whether or not the Security is, in fact, properly delivered. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in

Section 3.02 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.03(b).
     (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time, if received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:
(1)	the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or shall be delivered for purchase by the Company,

(2)	if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

(3)	the principal amount of the Security at maturity with respect to which such notice of withdrawal is being submitted.
     Section 3.04  Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Business Day following the Fundamental Change Repurchase Date the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be purchased as of the Fundamental Change Repurchase Date.
     Section 3.05  Securities Purchased in Part. Any Certificated Security which is to be purchased only in part (but any such partial purchase shall be in minimum principal amounts equal to $1,000 or an integral multiple of $1,000) shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

     Section 3.06  Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.02 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall, if then applicable, (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.
     Section 3.07  Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 9 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Fundamental Change Repurchase Price.
ARTICLE 4
Covenants
     Section 4.01  Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company on the applicable payment date. The principal amount of, and Interest and Additional Amounts, if any, on the Securities, and the Fundamental Change Repurchase Price and amounts payable on conversion shall be considered paid on the applicable date due if on such date (which, in the case of a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.
     Section 4.02  SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it is required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that, to the extent permitted by law, any such document, information and other reports filed and publicly available through the SEC’s EDGAR filing system shall be deemed to have been received by the Trustee. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 4.03  Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007) an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.
     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of any executive officer of the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 4.04  Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 4.05  Maintenance of Office or Agency. The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company and the Guarantor in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 213 Court Street, Suite 703, Middletown, Connecticut 06457, shall initially be such office or agency for all of the aforesaid purposes. Such office or agency need not be the principal securities clearance or processing office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.
     Section 4.06  Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act until such time as neither the Securities nor any shares of Common Stock issued upon conversion of the Securities are “restricted securities” within the meaning of Rule 144 of the Securities Act, upon the request of a

Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such Holder or beneficial owner, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.
     Section 4.07 Additional Amounts Notice. In the event that the Company is required to pay Additional Amounts to Holders of Securities pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Amounts prior to the required payment date for the Additional Amounts, and the Additional Amounts Notice shall set forth the amount of Additional Amounts to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder of Securities to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.
     Section 4.08 Resale of the Securities. During the period of two years after the last date of original issuance of the Securities, the Company shall not, and shall not permit any of its Affiliates to, resell any of the Securities that constitute “restricted securities” under Rule 144 under the Securities Act that have been reacquired by any of them.
ARTICLE 5
Successor Company
     Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all its assets to another person, unless:
     (a) the resulting, surviving or transferee Person (the “successor company”) shall be a corporation organized and existing under (i) the laws of the United States of America, any State thereof or the District of Columbia, or (ii) any other jurisdiction so long as the successor company agrees to submit to service of process in any State in the United States of America or the District of Columbia and, in the case of clause (ii) above, the successor company provides a full and unconditional indemnity and provision for additional amounts for any incremental amounts required to be withheld from payments or deliveries to Holders or beneficial owners of the Securities under applicable foreign laws, rules, regulations or authorities, and any other incremental tax liabilities or costs of such Holders or beneficial owners as a result of such merger or other transaction, and, in each case, the successor company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     The successor company formed by such consolidation or into which the Company is merged or the successor company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor company shall enter into a supplemental indenture to evidence the succession and substitution of such successor company and such discharge and release of the Company. For the avoidance of doubt, a transfer of assets or a merger or consolidation among the Company’s wholly-owned Subsidiaries shall not be deemed to be a transfer of all or substantially all of the Company’s assets for purposes of this Section 5.01.
ARTICLE 6
Defaults and Remedies
     Section 6.01 Events of Default. So long as any Securities are outstanding, each of the following shall be an “Event of Default”:
     (a) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered as part of the applicable Settlement Shares or Settlement Amount on the applicable Conversion Settlement Date;

     (b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.02(b);
     (c) default in the payment of the principal amount of any Security when due at maturity, upon repurchase or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.02 hereof);
     (d) default in the payment of any Interest, including Additional Amounts, if any, when due and payable, and continuance of such default for a period of 30 days past the applicable due date;
     (e) the Company or the Guarantor fails to perform or observe any term, covenant or warranty or agreement in the Securities or this Indenture (other than those referred to in clause (a) through clause (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;
     (f) the Company or any of its Subsidiaries default in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the Company’s indebtedness or indebtedness of any of its Subsidiaries for money borrowed in excess of $10.0 million or its foreign currency equivalent, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding has been received by the Company or such Subsidiary;
     (g) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;
     (h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or any Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days;

     (i) (i) the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or any Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or (iii) the filing by the Company or any Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or (v) the making by the Company or any Significant Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary, in writing of its inability to pay its debts generally as they become due; and
     (j) the Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or the Guarantor or any person acting by or on behalf of the Guarantor denies or disaffirms the Guarantor’s obligations under the Guarantee or Article 11, and such default continues for 10 days after receipt by the Company of a Notice of Default.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     For the avoidance of doubt, clauses (e) and (j) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (e) or (j), as applicable, above (subject to the provisions of the immediately succeeding paragraph) after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
     Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company in its sole discretion, the sole remedy for an Event of Default described in clause (e) above relating to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA, if applicable, will (A) for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities and (B) for the period from the 61st day after the occurrence of such an Event of Default to the 120th day after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities (the

“additional interest”). This additional interest will be in addition to any Additional Amounts on the Securities that may accrue as a result of a Registration Default (as defined in the Registration Rights Agreement) and will be payable on the same dates and in the same manner as Interest accruing on the Securities. The additional interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to the failure to comply with Section 4.02 hereof or the failure to comply with Section 314(a)(1) of the TIA first occurs to, but not including, the 120th day thereafter (or such earlier date on which the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA shall have been cured or waived). On such 120th day (or earlier, if the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA is cured or waived prior to such 120th day), such additional interest will cease to accrue and, if the Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA has not been cured or waived prior to such 120th day, the Securities will be subject to acceleration as provided in Section 6.02 hereof. The provisions of this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Company does not timely elect to pay the additional interest upon an Event of Default relating to the failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 6.02 hereof. To make such election, the Company must notify the Holders, the Trustee and the Paying Agent of such election on or prior to the date such failure to comply with Section 4.02 or the failure to comply with Section 314(a)(1) of the TIA becomes an Event of Default.
     Section 6.02 Acceleration. Subject to the final paragraph of Section 6.01, if an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee and the Company (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, that have become due solely as a result of acceleration, which amounts, if such rescission is effective, shall no longer be payable as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities, the Guarantee or this Indenture.
     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in clauses (a), (c) and (d) of Section 6.01 or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected, which, in each case may be waived only upon the written consent of each affected Holder. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture, the Securities or the Guarantee, except in the case of a Default due to the non-payment of the principal amount of the Securities, any accrued and unpaid Interest, any accrued and unpaid Additional Amounts or any unpaid Settlement Amounts or Settlement Shares, unless:
(1)	the Holder gives to the Trustee written notice stating that a Default is continuing;

(2)	the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)	the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(4)	the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.
     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.
     Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee. If an Event of Default described in Section 6.01 clauses (a) through (d) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount owing with respect to the Securities or the Guarantee, as applicable, and the amounts provided for in Section 7.07.
     Section 6.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company , the Guarantor or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.
     Section 6.10 Priorities. Any money collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be paid out in the following order:
     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and
     THIRD: the balance, if any, to the Company.
     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.
     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
(1)	the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)	this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(g);

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 7.02 Rights of Trustee. Subject to the provisions of Section 7.01:
     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;
     (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;
     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to, during regular business hours, examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(c) or 6.01(d) (with respect to (A) all Interest and (B) any Additional Amounts of which it has been notified under Section 4.07) or (ii) any Default or Event of Default of which the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of the Securities or obtained actual knowledge;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;
     (k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
     (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or the Guarantee and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.
     Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture, the Guarantee or the Securities, it shall not be accountable for the Company’s use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture, the Guarantee or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.
     Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clause (c) or (d) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 7.06 Reports by Trustee to Holders. Within 60 days after each December 31 beginning with December 31, 2007, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).
     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.
     Section 7.07 Compensation and Indemnity. The Company agrees:
     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and
     (c) to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket, incidental expenses, legal fees and expenses and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by or asserted against the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under this Indenture, provided the Trustee has not acted with negligence or engaged in willful misconduct.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Fundamental Change Repurchase Price, Interest or Additional Amounts, if any, as the case may be, on particular Securities.

     The Company’s payment, reimbursement and indemnity obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(h) or Section 6.01(i), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 7.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.
     For the purposes of this Section 7.07, the “Trustee” shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:
(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.
     Section 7.09 Successor Trustee by Merger. Any corporation or association into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated or to which it transfers all or substantially all of its corporate trust business or assets, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity may be sold or otherwise transferred, shall be the Trustee hereunder without further act.
     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
Discharge of Indenture
     Section 8.01 Discharge of Liability on Securities. When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable (whether on conversion, maturity, repurchase or otherwise) and the Company deposits with the Trustee cash and, if applicable, shares of Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Guarantee shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture and the Guarantee on demand of the Company accompanied by an Officer’s Certificate and Opinion of Counsel and at the cost and expense of the Company.
     Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.
     Section 8.03 Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee’s rights under Section 7.07.
ARTICLE 9
Amendments
     Section 9.01 Without Consent of Holders. The Company, the Guarantor and the Trustee may modify or amend this Indenture, the Securities or the Guarantee without the consent of any Securityholder to:
     (a) add guarantees or additional obligors with respect to the Securities or secure the Securities;
     (b) conform, as necessary, this Indenture and the Securities to the “Description of the Notes” as set forth in the Offering Memorandum to the extent such “Description of the Notes” was intended to be a verbatim recitation of the provisions herein;
     (c) add to the covenants or Events of Default for the benefit of the Holders of Securities;
     (d) surrender any right or power herein conferred upon the Company or the Guarantor;
     (e) provide for the assumption by a successor company of the obligations of the Company or the Guarantor to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale or lease pursuant to Article 5 or Section 10.06, in the case of the Company, and Section 11.07, in the case of the Guarantor;

     (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture under the TIA;
     (g) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;
     (h) make other changes to this Indenture or forms or terms of the Securities or the Guarantee, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of the Securities;
     (i) establish the form or terms of Securities (substantially in the form of Exhibit B);
     (j) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture; or
     (k) provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code.
     Section 9.02 With Consent of Holders. Except as provided below in this Section 9.02 and in Section 9.01, this Indenture, the Securities or the Guarantee may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture, the Securities or the Guarantee may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.
     Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:
     (a) reduce the principal amount of or change the Stated Maturity of any Security;
     (b) reduce the Fundamental Change Repurchase Price or change the time at which or circumstances under which the Securities may or shall be repurchased;
     (c) change the currency in which any Security or Interest, including Additional Amounts, if any, thereon, or the Fundamental Change Repurchase Price thereof is payable;
     (d) reduce the rate of accrual for, or extend the time for payment of Interest, including Additional Amounts, if any, on any Security;

     (e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Security;
     (f) impair the right of the Holders of the Securities to convert any Security as provided in Article 10 or reduce the number of shares or other property receivable upon conversion, except as otherwise permitted pursuant to Article 5 or Section 10.06 hereof;
     (g) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;
     (h) reduce the quorum or voting requirements under this Indenture;
     (i) amend or modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify, supplement or waive a provision of the Indenture, the Securities or the Guarantee, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;
     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture; or
     (k) release the Guarantor from its obligations under the Guarantee, other than as permitted under this Indenture, or modify the Guarantee in any manner adverse to the Holders.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.
     Section 9.03 Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.
     Section 9.05 Notice of Amendments, Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 9.06 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
     Section 9.07 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 10
Conversions
     Section 10.01 Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 10, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security prior to the close of business on the third Business Day immediately preceding Stated Maturity into cash and shares of Common Stock, if applicable, based on the Applicable Conversion Rate only as follows:
(1) during any fiscal quarter of the Company (a “Fiscal Quarter”) commencing after September 30, 2007 (and only during such Fiscal Quarter), if the Closing Sale Price of the Common Stock for each of at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is more than 130% of the Applicable Conversion Price in effect on such last Trading Day;
(2) during the five Business Days immediately following any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities (as determined following a request by a Holder of the Securities in accordance with the procedures described below) for each day of such Measurement Period was less than 97% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate on each such day. The shall have no obligation to determine the Trading Price of the Securities unless requested to do so in writing by a Holder of the Security. Upon making any such request, any such requesting Holder shall provide reasonable evidence that (A) such requesting Holder is a Holder of the Security as of the date of such notice, and (B) the Trading Price per $1,000 principal amount of Securities would be less than 97% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate on that day. At such time, the Company shall determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 original principal amount of the Securities is greater than or equal to 97% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate;
(3) any time on or after December 15, 2009 and prior to the close of business on the third Business Day immediately preceding Stated Maturity;
(4) as provided in clause (b) of this Section 10.01.
     The Company or, if applicable, the Conversion Agent (in the case of a conversion pursuant to clause (1) above) shall determine on a daily basis during the time periods specified in Section 10.01(a)(1) or, following a request by a Holder of Securities in accordance with the procedures specified in Section 10.01(a)(2), whether the Securities shall be convertible as a result of the occurrence of an event specified in such Sections and, if the Securities shall be so convertible, the Company or the Conversion Agent, as applicable, shall promptly deliver to the Conversion Agent, the Trustee or the Company, as applicable, written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 10.01 (as determined in accordance with this Section 10.01), the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 12.02, or the Company shall (i) promptly disseminate a press release and use its reasonable efforts to post the information on its website or otherwise publicly disclose the information or (ii) provide notice to the Holders in a manner contemplated by this Indenture, including through the facilities of DTC. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.
     (b) In the event that:
(1) (A) the Company distributes to all or substantially all holders of Common Stock any rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common

Stock at less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the public announcement date for such distribution; or (B) the Company distributes to all or substantially all holders of Common Stock cash, debt securities, rights or warrants to purchase the Company’s securities, or other assets (excluding dividends or distributions described in Section 10.04(a)), which distribution has a per share value as determined by the Board of Directors exceeding 15% of the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the public announcement date of such distribution, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 30 calendar days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution or the date on which the Company announces that such distribution shall not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of a Security shall have the right to convert its Securities if the Holder is entitled to participate in such distribution (based on the Applicable Conversion Rate) without conversion; or
(2) a Fundamental Change occurs (regardless of whether Holders have a right to require the Company to repurchase the Securities upon such Fundamental Change as set forth in Article 3), then the Securities may be surrendered for conversion at any time from and after the date that is 30 calendar days prior to the anticipated effective date of such transaction until and including the date that is 30 calendar days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change pursuant to which Holders have a right to require the Company to repurchase the Securities pursuant to Section 3.02, until the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date). The Company shall notify Holders and the Trustee as promptly as practicable following the date that it publicly announces the Fundamental Change transaction giving rise to the above conversion right (but in no event less than 30 calendar days prior to the anticipated effective date of such transaction).
(3) If a Fundamental Change pursuant to clause (1) or (3) of the definition thereof occurs prior to Stated Maturity and a Holder elects to convert its Securities in connection with such Fundamental Change (regardless of whether such Holder has the right to require the Company to repurchase its Securities as set forth in Article 3), the Applicable Conversion Rate shall be increased to effect the delivery of an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided that if the Stock Price paid in connection with such Fundamental Change is less than $51.97 or greater than $150.00 (subject in each case to adjustment as described below), no Additional Shares shall be added to the Applicable Conversion Rate. A conversion of the Securities will be deemed for these purposes to be “in connection with” a Fundamental Change if the Conversion Notice is received by the Conversion Agent from and including the date that is 30 calendar days prior to the anticipated effective date of the Fundamental Change to the close of business on the Business Day immediately preceding the applicable Fundamental Change Repurchase Date.
     The number of Additional Shares to be added to the Applicable Conversion Rate as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Fundamental Change transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The “effective date” with respect to a Fundamental Change transaction means the date that a Fundamental Change becomes effective.
     The Stock Prices set forth in the first row of the table in Schedule I hereto shall be adjusted as of any date on which the Applicable Conversion Rate of the Securities is adjusted pursuant to Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Applicable Conversion Rate as set forth in Section 10.04.
     Notwithstanding the foregoing, in no event shall the total number of shares issuable upon conversion of Securities exceed 19.2418 per $1,000 principal amount of Securities, in each case, subject to adjustments in the same manner as the Applicable Conversion Rate as set forth in Section 10.04 and subject to Section 10.05.
     Section 10.02 Conversion Procedure; Applicable Conversion Rate; Fractional Shares. (c) Subject to the Company’s rights under Section 10.01 and Section 10.03, each Security shall be convertible at the office of the Conversion Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/10,000th of a share) of Common Stock, if any, at a rate (the “Applicable Conversion Rate”) equal to, initially, 15.0917 shares of Common Stock for each $1,000 principal amount of Securities. The Applicable Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest or Additional Amounts, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, including Additional Amounts, if any, unless, as described below, such conversion occurs between an Interest Record Date and the

Interest Payment Date to which such Interest Record Date relates, in which case the Holders of the Securities on the Interest Record Date shall receive accrued and unpaid interest, including Additional Amounts, if any, payable on the Securities on the applicable Interest Payment Date. Instead, such amount shall be deemed paid by the applicable Settlement Amount or Settlement Shares, as applicable, delivered upon conversion of any Security. In addition, no payment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.03 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Daily VWAP on the final Trading Day of the Cash Settlement Averaging Period or, if the Company has made a valid Physical Settlement Election, on the third Scheduled Trading Day before the Conversion Settlement Date.
     (b) At any time before December 15, 2009, the Company may irrevocably make a Physical Settlement Election as set forth in Section 10.03(b).
     (c) Before any Holder of a Security shall be entitled to convert the same, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Security, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and (2) give written notice to the Company in the form on the reverse of such Certificated Security (the “Conversion Notice”) at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (which shall be equal to or an integral multiple of $1,000 principal amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Settlement Amount, if any, or Settlement Shares, as applicable, to be registered.
     Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.07 and any amount payable pursuant to Section 10.02(h).
     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.
     (d) A Security shall be deemed to have been converted immediately before the close of business on the date (the “Conversion Date”) that the Holder has complied with Section 10.02(c).
     (e) The Company shall, on the Conversion Settlement Date, to the extent applicable as set forth in Section 10.03, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Conversion Obligation determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder’s nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the person or persons entitled to receive the Common Stock as part of the applicable Settlement Amount or Settlement Shares, as applicable, upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.
     (f) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.07 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     (g) By delivering the combination of cash and shares of Common Stock, if any, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder’s nominee or nominees, the Company shall have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery, accrued and unpaid Interest, if any, and Additional Amounts, if any, with respect to such Security shall be deemed to be paid in full rather than canceled, extinguished or forfeited, and such amounts shall no longer accrue.
     (h) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest (including Additional Amounts, if any) but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest (including Additional Amounts, if any), that has accrued and shall be paid on the related Interest Payment Date. The preceding sentence shall not apply if (1) the Company has specified a Fundamental Change Repurchase Date that is after the close of business on an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of overdue Interest (and any overdue Additional Amounts), if any overdue Interest (and any overdue Additional Amounts) exists at the time of conversion with respect to the Securities converted or (3) if a Holder converts its Securities on or after December 15, 2009.
     Section 10.03  Payment Upon Conversion. (k) In the event that the Company has not made a Physical Settlement Election as set forth in clause (b) below, upon conversion of Securities, the Company shall satisfy its obligation to convert the Securities (the “Conversion Obligation”) by delivering to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, a settlement amount (the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive Trading Days of the related Cash Settlement Averaging Period.

     (i) The “Daily Settlement Amount” for each of the 50 consecutive Trading Days of the related Cash Settlement Averaging Period, shall consist of:
     (A) cash equal to the lesser of $20 and the Daily Conversion Value on such Trading Day; and
     (B) to the extent the Daily Conversion Value on such Trading Day exceeds $20, a number of shares of Common Stock equal to (x) the difference between such Daily Conversion Value for such Trading Day and $20 (such difference being referred to as the “Daily Excess Amount”), divided by (y) the Daily VWAP for such Trading Day (or the consideration into which the Common Stock has been converted as described in Section 10.06); provided that no fractional shares shall be issued, and in lieu thereof, the Company shall pay an amount in cash as set forth in Section 10.02 above.
     (ii) The Settlement Amount will be delivered on the Conversion Settlement Date.
     (b) At any time before December 15, 2009, the Company may irrevocably make a Physical Settlement Election, in its sole discretion and without the consent of the Holders, by valid delivery of a Physical Settlement Election Notice, to satisfy all Conversion Obligations arising out of conversions of Securities after the Physical Settlement Election Date. In addition to the giving of such Physical Settlement Election Notice, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or another newswire service announcing such Physical Settlement Election or publish such information in The Wall Street Journal or another newspaper of general circulation in the City of New York or on the Company’s website. Upon any such conversion following a valid Physical Settlement Election, the Company shall, subject to the provisions of this Article 10, satisfy its Conversion Obligation by delivering to converting Holders on the Conversion Settlement Date a number of shares of Common Stock (the “Settlement Shares”) equal to the aggregate principal amount of Securities to be converted divided by $1,000 and multiplied by the Applicable Conversion Rate on the Conversion Date (which will include any increases to reflect any Additional Shares as described under Section 10.01(b)(3) above); provided that no fractional shares shall be issued, and in lieu thereof, the Company shall pay an amount in cash as set forth in Section 10.02 above.
     Section 10.04 Adjustment of Applicable Conversion Rate. The Applicable Conversion Rate shall be adjusted, without duplication, from time to time by the Company in accordance with this Section 10.04, except that the Company will not make any adjustment if Holders of Securities are entitled to participate on the relevant distribution or payment date, as a result of holding the Securities, in the transactions described in Sections 10.04(b), (c) and (d) below without having to convert their Securities (based on the Applicable Conversion Rate in effect immediately before the relevant Ex-Dividend Date):

     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Applicable Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’	=	the Applicable Conversion Rate in effect immediately on and after such Ex-Dividend Date, or effective date of such share split or combination, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before such Ex-Dividend Date or effective date, as applicable; and

OS’	=	the number of shares of Common Stock outstanding immediately before such Ex-Dividend Date or effective date, but after giving effect to such dividend, distribution, share split or combination, as applicable.
     Such adjustment shall become effective immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Applicable Conversion Rate shall again be adjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the Applicable Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company, at any time or from time to time while any of the Securities are outstanding, distributes to all, or substantially all, holders of Common Stock any rights, warrants or options entitling them for a period of not more than 60 calendar days from the date of issuance of such rights, warrants or options to subscribe for or purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Closing Sales Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Applicable Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Applicable Conversion Rate in effect immediately on and after such Ex-Dividend Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately before such Ex-Dividend Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the distribution of such rights, warrants or options.
     To the extent such rights, warrants or options are not exercised or converted prior to the expiration of the exercisability or convertability thereof, the Applicable Conversion Rate shall be readjusted, as of such expiration date, to the Applicable Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights, warrants or options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, warrants or options are not so distributed, the Conversion Rate shall again be adjusted to be the Applicable Conversion Rate which would then be in effect if such rights, warrants or options had not been distributed. In determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase, or exercise a conversion right for, shares of Common Stock at less than the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights, warrants or options and the value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors.

     (c) If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of indebtedness or other assets or property of the Company to all, or substantially all, holders of its Common Stock, excluding:
     (i) dividends or distributions referred to in Section 10.04(a);
     (ii) rights, warrants or options referred to in Section 10.04(b);
     (iii) dividends or distributions paid exclusively in cash; and
     (iv) Spin-Offs (as defined below) to which the provisions set forth below in this Section 10.04(c) shall apply;
     then the Applicable Conversion Rate will be adjusted based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Applicable Conversion Rate in effect immediately on and after such Ex-Dividend Date for such distribution;

SP0	=	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.
     Such adjustment shall become effective immediately prior to the opening of business on the day following the Ex-Dividend Date for such distribution.
     Where there has been a payment of a dividend or other distribution to holders of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Applicable Conversion Rate in effect immediately before the close of business on the 10th Trading Day immediately following and including the effective date of the Spin-Off shall be increased based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the Applicable Conversion Rate in effect immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off; and

MP0	=	the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off.
     An adjustment to the Applicable Conversion Rate made pursuant to the immediately preceding paragraph will occur at the close of business on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any Spin-Off, references within this Section 10.04(c) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the Applicable Conversion Rate.
     If any dividend or distribution described in this Section 10.04(c) is declared but not paid or made, the Applicable Conversion Rate shall be readjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to have been paid, in which case, the Applicable Conversion Rate will be the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the purposes of this Section 10.04(c), rights, warrants or options distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, warrants or options until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, warrant or option, including any such existing rights, warrants or options distributed prior to the date of this Indenture, is subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such rights (and a termination or expiration of the existing rights, warrants or options without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Applicable Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, warrants or options which shall all have been redeemed or purchased without exercise by any Holders thereof, the Applicable Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, warrants or options which shall have expired or been terminated without exercise by any holders thereof, the Applicable Conversion Rate shall be readjusted as if such rights, warrants or options had not been issued.
     (d) If any cash dividend or other distribution is made to all, or substantially all, holders of Common Stock, the Applicable Conversion Rate shall be adjusted based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR’	=	the Applicable Conversion Rate in effect immediately on or after the Ex-Dividend Date for such distribution;

SP0	=	the Closing Sale Price of a share of Common Stock on the Trading Day immediately preceding the earlier of the Record Date and the day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

     An adjustment to the Applicable Conversion Rate made pursuant to this Section 10.04(d) shall become effective on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution described in this Section 10.04(d) is declared but not so paid or made, the new Applicable Conversion Rate shall be adjusted, as of the date that is the earlier of (i) the public announcement of the non-payment of the dividend or distribution and (ii) the date that the dividend or distribution was to be paid, to the Applicable Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for Common Stock, where the cash and value (which will be, except for the value of traded securities, determined by the Board of Directors) of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Applicable Conversion Rate shall be adjusted as of immediately after the 10th Trading Day immediately following, and including, the date the tender or exchange offer expires based on the following formula:

where

CR0	=	the Applicable Conversion Rate in effect on the 10th day immediately following, and including, the date such tender or exchange offer expires;

CR’	=	the Applicable Conversion Rate in effect immediately after the 10th Trading Day immediately following, and including, the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding on the Trading Day immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding on the Trading Day immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP’	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading

Day next succeeding the date such tender or exchange offer expires.
     The adjustment to the Applicable Conversion Rate under this Section 10.04(e) shall occur on the 10th Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references within this Section 10.04(e) to “10 Trading Days” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Applicable Conversion Rate.
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Applicable Conversion Rate shall again be adjusted to be the Applicable Conversion Rate that would then be in effect if such tender or exchange had not been made.
     (f) No adjustment to the Applicable Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Rate. If the adjustment is not made because the adjustment does not change the Applicable Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustments. In addition, the Company will make any carry forward adjustments not otherwise effected upon required purchases of the Securities in connection with a Fundamental Change, upon any conversion of the Securities, on every one year anniversary from the original issue date and on the Record Date immediately prior to Stated Maturity of the Securities. Adjustments to the Applicable Conversion Rate will be rounded to the nearest ten-thousandth, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).
     (g) The Company from time to time may, to the extent permitted by applicable law, increase the Applicable Conversion Rate by any amount for a period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Applicable Conversion Rate is increased pursuant to this Section 10.04(g) or Section 10.04(h) below, the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Applicable Conversion Rate takes effect, and such notice shall state the increased Applicable Conversion Rate and the period during which it will be in effect.
     (h) The Company may (but is not required to) make such increases in the Applicable Conversion Rate, in addition to any adjustments required by Section 10.04(a), Section 10.04(b), Section 10.04(c), Section 10.04(d), Section 10.04(e) or Section 10.04(g), as the Board of Directors considers to be advisable to avoid or diminish income tax to Holders resulting from any dividend or distribution of Capital Stock issuable on conversion of the Securities (or rights to acquire shares) or from any event treated as such for income tax purposes.
     (i) Except as otherwise provided in this Indenture, all calculations under this Article 10 shall be made by the Company. No adjustment shall be made for the Company’s issuance of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 10.04. The Company shall make such calculations in good faith and, absent manifest error, such calculations shall be binding on the Holders.
     (j) Whenever the Applicable Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officer’s Certificate setting forth the Applicable Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Applicable Conversion Rate and may assume without inquiry that the last Applicable Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Applicable Conversion Rate setting forth the adjusted Applicable Conversion Rate, a brief statement of the facts requiring such adjustment and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Applicable Conversion Rate to each Securityholder at such Holder’s last address appearing on the list of Securityholders provided for in Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (l) Notwithstanding anything to the contrary in this Article 10, no adjustment to the Applicable Conversion Rate shall be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary;

     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Securities were first issued;
     (iv) for a change in the par value of the Common Stock;
     (v) for accrued and unpaid Interest, including Additional Amounts, if any; or
     (vi) for the avoidance of doubt, for the issuance of Common Stock by the Company (other than to all or substantially all holders of Common Stock) or the payment of cash by the Company upon conversion or repurchase of Securities.
     Section 10.05 Conversion Limitation. (a) Notwithstanding anything to the contrary in this Indenture, upon conversion of any of the Securities, in no event shall the Company issue a number of shares of Common Stock equal to or in excess of the Notes Share Cap with respect to each $1,000 principal amount of such Securities, unless (i) the Company shall have obtained the approval of its stockholders for the issuance of 20% or more of our outstanding common stock on the date of original issuance of the Securities in accordance with the NASDAQ rules or (ii) the Company shall have irrevocably made a valid Physical Settlement Election as set forth in Section 10.03(b). The Company shall deliver cash and shares of Common Stock constituting the Settlement Amount for the Securities being converted in accordance with Section 10.03(a), except that the Company shall not issue, and the Settlement Amount will not include, for each $1,000 principal amount of Securities converted shares of Common Stock equal to or in excess of the Notes Share Cap, unless clause (i) or (ii) of the preceding sentence applies.
     (b) The Company shall not take any action (other than with respect to share dividends or distributions, in either case, made in shares of Common Stock, share splits or share combinations pursuant to Section 10.04(a)) that would result in an adjustment in the Applicable Conversion Rate pursuant to Section 10.04 without complying with the NASDAQ’s stockholder approval rules, to the extent applicable, if such adjustment would result in the number of shares of Common Stock deliverable per $1,000 principal amount of Securities being equal to or greater than the Notes Share Cap.
     (c) The restrictions contained in this Section 10.05 shall apply at any time when the Securities are outstanding, regardless of whether the Company then has a class of securities listed on the NASDAQ.
     Section 10.06 Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies or a change in par value) as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property (such property, the “Exchange Property”) with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, binding share exchange or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.
     (b) The Conversion Obligation with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration, consistent with the election rights and restrictions applicable to holders of Common Stock, into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction. Such determination shall be made pursuant to Section 1.05 and shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such event and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of the Common Stock in connection with such transaction, and (b) two Trading Days prior to the anticipated effective date of such event. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding.
     (c) The Conversion Obligation in respect of any Securities converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 10.03(a) except that (1) if the Securities become convertible into Exchange Property, the Daily VWAP of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock and (B) the Daily VWAP of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange, and (2) the Fair Market Value of any other Exchange Property received per share, shall be determined by an independent nationally recognized investment bank selected by the Company for this purpose. Settlement (in cash and/or shares) shall occur on the Conversion Settlement Date, provided, that any amount of the Settlement Amount or Settlement Shares, as applicable, to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the value of the Exchange Property (as calculated pursuant to Section 10.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.
     (d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (e) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.
     If this Section 10.06 applies to any event or occurrence, Section 10.04 shall not apply to such event or occurrence.
     Section 10.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof, except for applicable withholding, if any. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder or beneficial owner of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that none is due.
     Section 10.08 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements. (gg) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock for the conversion of the Securities from time to time as such Securities are presented for conversion.

     (b) Before taking any action which would cause an adjustment increasing the Applicable Conversion Rate to an amount that would cause the Applicable Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Applicable Conversion Rate.
     (c) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (d) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, in accordance with the provisions of the Registration Rights Agreement, endeavor to secure such registration or approval, as the case may be.
     Section 10.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Applicable Conversion Rate or whether any facts exist which may require any adjustment of the Applicable Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE 11
Guarantee
     Section 11.01 Guarantee by the Guarantor. (a) The Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by repurchase or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, Interest or Additional Amounts on, and any cash payment due on conversion of, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other monetary obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.
     A Guarantee by the Guarantor shall be signed in the name and on behalf of the Guarantor by the manual or facsimile signature of its President, any Vice President (whether or not designated by number or numbers or word or words added before or after the title “Vice President”), its Treasurer, its Secretary or any Assistant Secretary. A Guarantee bearing the manual signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the Guarantee or did not hold such offices at the date of such Guarantee.
     (b) The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; or (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement.
     (c) The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor. The Guarantor further agrees that guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

     (d) Except as expressly set forth in Section 11.02, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.
     (e) Except as otherwise provided herein, the Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that such guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or Interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise. Upon the payment in full of the Guaranteed Obligations when due at maturity, upon repurchase or otherwise, except as described above, the Guarantor shall cease to be a guarantor hereunder.
     (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or Interest or Additional Amounts on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by repurchase or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid Interest or Additional Amounts on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.
     (g) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the guarantee provided in this Article 11, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in

Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 11.01.
     (h) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     Section 11.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     Section 11.03 Successors and Assigns. This Article 11 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
     Section 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.
     Section 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     Section 11.06 Non-Impairment. The failure to endorse the Guarantee on any Note shall not affect or impair the validity thereof.
     Section 11.07 Guarantor that May Consolidate, etc., on Certain Terms. The Company shall not permit the Guarantor to, and the Guarantor shall not, consolidate with or merge with or into any Person (other than the Company), and each shall not effect or permit the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor unless:
     (a) The resulting, surviving or transferee Person will be a corporation, limited partnership or limited liability company organized and existing under the laws of the

United States of America, any State thereof or the District of Columbia, and such Person (if not the Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Guaranteed Obligations;
     (b) Immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (c) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and such supplemental indenture, if any, complies with the provisions of this Indenture.
     Section 11.08 Release of Guarantee. The guarantee of the Guarantor under this Article 11 may be released by the Company, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of the Guarantor shall not be required to assume the obligations of the Guarantor under this Article 11:
     (a) In connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary;
     (b) In connection with any sale of all of the Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary; and
     (c) When there are no longer any Securities outstanding.
ARTICLE 12
Miscellaneous
     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:
     if to the Company or the Guarantor:
Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Attn: General Counsel
Facsimile: (609) 275-1082

     With a copy to (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn: David K. Boston
Facsimile: (212) 728-9625
     if to the Trustee:
Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, Connecticut 06457
Attn: Corporate Trust Services
Facsimile: (860) 704-6219
     The Company, the Guarantor or the Trustee by notice given to the others in the manner provided above may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.
     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
     Section 12.04 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
     Section 12.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than to authenticate the Securities under Section 2.02), the Company shall furnish to the Trustee:

(1)	an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.
     Section 12.05  Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel delivered pursuant to Section 12.04 with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(1)	a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3)	a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement that, in the opinion of such person, such covenant or condition has been complied with.
     Section 12.06  Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.07  Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.
     Section 12.08  Legal Holidays. A “legal holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a legal holiday, the action shall be taken on the next succeeding day that is not a legal holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.
     Section 12.09  Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

     Section 12.10  No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 12.11  Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 12.12   Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ Stuart M. Essig
	Name:	Stuart M. Essig
	Title:	President and Chief Executive Officer

INTEGRA LIFESCIENCES CORPORATION
By:	/s/ Stuart M. Essig
	Name:	Stuart M. Essig
	Title:	President and Chief Executive Officer

Wells Fargo Bank, N.A., as Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF GLOBAL SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO INTEGRA LIFESCIENCES HOLDINGS CORPORATION (THE “ISSUER”) OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS

TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2.75% Senior Convertible Notes Due 2010

CUSIP: 457985AG4
ISSUE DATE:	Principal Amount: $165,000,000
No.
     INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of One Hundred Sixty-Five Million Dollars on June 1, 2010.
     Interest Rate: 2.75% per year.
     Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2007.
     Interest Record Date: May 15 and November 15 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, N.A.,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By

Authorized Officer
Dated:

[FORM OF REVERSE OF GLOBAL SECURITY]
2.75% Senior Convertible Notes Due 2010
     This Security is one of a duly authorized issue of 2.75% Senior Convertible Notes Due 2010 (the “Securities”) of Integra LifeSciences Holdings Corporation, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of June 11, 2007 (the “Indenture”), among the Company, Integra LifeSciences Corporation, a Delaware corporation (the “Guarantor”), and Wells Fargo Bank, N.A., as trustee (the "Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.
1. Interest.
     The Securities shall bear Interest on the principal amount thereof at a rate of 2.75% per year. The Company shall also pay Additional Amounts, if any, as set forth in the Indenture and the Registration Rights Agreement.
     Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months and will accrue from June 11, 2007 or from the most recent date to which Interest has been paid or duly provided for.
     The Company shall pay Interest to the Securityholder of record on the Interest Record Date, except that if a Securityholder elects to require the Company to repurchase Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid Interest on the Securities being repurchased to, but not including, the Fundamental Change Repurchase Date to the Securityholder of record on the Fundamental Change Repurchase Date.
     If the principal amount of any Security, or any accrued and unpaid Interest or Additional Amounts, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to Section 4 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement)), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of

2.75% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.
2. Method of Payment.
     Except as provided below, the Company shall pay Interest, including Additional Amounts, if any, on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested by the Holder of any such Security as least five business days prior to the relevant Interest Payment Date.
     At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 213 Court Street, Suite 703, Middletown, Connecticut 06457.
     Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.
3. Indenture.
     The Securities are senior, unsecured obligations of the Company limited to $165,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.
4. Purchase By the Company at the Option of the Holder.
     At the option of any Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on those Securities up to, but not including, the Fundamental Change Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture at any time on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be purchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, prior to or on the Business Day following the Fundamental Change Repurchase Date, Interest and Additional Amounts, if any, shall cease to accrue on such Securities (or portions thereof) on and following such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.
5. Conversion.
     Subject to the occurrence of certain events and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000) at the Applicable Conversion Rate in effect at the time of conversion.
     The Company shall notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.
     A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.
     The initial Applicable Conversion Rate is 15.0917 shares of Common Stock per $1,000 principal amount (equal to an initial conversion price of approximately $66.2616 per share), subject to adjustment in certain events described in the Indenture. The Applicable Conversion Rate shall not be adjusted for any accrued and unpaid Interest or accrued and unpaid Additional Amounts, if any. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any. Instead, such amount shall be deemed paid by the cash and shares of Common Stock, if any, delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.
     In addition, following certain corporate transactions as set forth in Section 10.01(b) of the Indenture that constitute a Fundamental Change, a Holder who elects to convert its Securities in connection with such corporate transaction shall be entitled to receive Additional Shares of Common Stock upon conversion, subject to the terms and conditions set forth in Section 10.01(b)(3) of the Indenture.

     Notwithstanding anything to the contrary in this Security or the Indenture, the total number of shares of Common Stock issuable upon conversion of this Security is subject to the limitation set forth in Section 10.05 of the Indenture.
     To surrender a Security for conversion, a Holder must (1) complete and manually sign the Conversion Notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required by Section 10.02(h) of the Indenture, pay Interest (including Additional Amounts, if any) and (5) pay any transfer or similar tax, if required.
     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.
     If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, and as a result of any such event the Holders of Common Stock would be entitled to receive Exchange Property for their Common Stock, upon conversion of the Securities after the effective date of such event, the Conversion Obligation and the Settlement Amount shall be based on the Applicable Conversion Rate and the Exchange Property, in each case in accordance with the Indenture. If the transaction also constitutes a Fundamental Change that would lead to the issuance of Additional Shares as set forth in Section 10.01(b)(3) of the Indenture, if a Holder elects to convert all or a portion of its Securities, such Holder shall receive Additional Shares upon conversion pursuant to Section 10.01(b)(3) of the Indenture, subject to the terms and conditions set forth in such Section.
6. Paying Agent, Conversion Agent and Registrar.
     Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.
7. Denominations; Transfer; Exchange.
     The Securities are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental

Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).
8. Persons Deemed Owners.
     Except as otherwise provided in the Indenture, the registered Holder of this Security will be treated as the owner of this Security for all purposes.
9. Unclaimed Money or Securities.
     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
10. Amendment; Waiver.
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities and the Guarantee may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantor and the Trustee may amend the Indenture, the Securities or the Guarantee as provided in Section 9.01 of the Indenture.
11. Defaults and Remedies.
     As set forth in the Indenture, subject to certain exceptions, if any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Amounts, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
12. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and the Guarantee and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
13. Calculations in Respect of Securities.
     Except as otherwise provided in the Indenture, the Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the Additional Amounts, if any, accrued on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.
14. No Recourse Against Others.
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
15. Authentication.
     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.
16. Abbreviations.
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
17. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.
18. Copy of Indenture.
     The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Attn: General Counsel
Facsimile: (609) 275-1082

19. Registration Rights.
     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated June 11, 2007, among the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co., Incorporated, as representatives of the initial purchasers, including the right to receive Additional Amounts upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Amounts pursuant to the Registration Rights Agreement on the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

  ASSIGNMENT FORM

  To assign this Security, fill in the form below:

  I or we assign and transfer this Security to

  (Insert assignee’s soc. sec. or tax ID no.)

  (Print or type assignee’s name, address and zip code)
  and irrevocably appoint
                                         agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

  CONVERSION NOTICE

To convert this Security, check the box [     ]

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES
OF GLOBAL SECURITY
     Initial Principal Amount of Global Security: One Hundred Sixty-Five Million Dollars ($165,000,000).

	Amount of	Amount of	Principal
	Increase in	Decrease in	Amount of
	Principal	Principal	Global	Notation by
	Amount of	Amount of	Security After	Registrar or
	Global	Global	Increase or	Security
Date	Security	Security	Decrease	Custodian

EXHIBIT B
[FORM OF FACE OF CERTIFICATED SECURITY]
     NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO INTEGRA LIFESCIENCES HOLDINGS CORPORATION (THE “ISSUER”) OR (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2.75% Senior Convertible Notes Due 2010

CUSIP: 457985AG4
ISSUE DATE:	Principal Amount: $
No.
     INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation, promises to pay to                      or registered assigns, the principal amount of                                         , on June 1, 2010.
     Interest Rate: 2.75% per year.
     Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2007.
     Interest Record Date: May 15 and November 15 of each year.
     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wells Fargo Bank, N.A.,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By

Authorized Signatory
Dated:

[FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

EXHIBIT C
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2.75% Senior Convertible Notes due 2010
Transfer Certificate
     In connection with any transfer of any of the Securities, the undersigned registered owner of this Security hereby certifies with respect to $                     principal amount of the above-captioned Securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:
[_]	A transfer of the Surrendered Securities is made to the Company or any Subsidiaries; or

[_]	A transfer of the Surrendered Securities made to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

C-1

[_]	The transferee is an Affiliate of the Company.

DATE:	Signature(s)
     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)
Signature Guaranteed

Participant in a Recognized Signature

Name:

Address:

Tax I.D.:

C-2

EXHIBIT D
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
NOTICE OF OCCURRENCE
OF FUNDAMENTAL CHANGE
[DATE]
To the Holders of the 2.75% Senior Convertible Notes Due 2010
(the “Securities”) issued by Integra LifeSciences Holdings Corporation:
     Integra LifeSciences Holdings Corporation (the “Company”) by this written notice hereby notifies you, pursuant to Section 3.02 of that certain Indenture (the “Indenture”), dated as of June 11, 2007, among the Company, Integra LifeSciences Corporation and Wells Fargo Bank, N.A., that a Fundamental Change (as such term is and other capitalized terms used herein and not otherwise defined herein are defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Company.
1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].
2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:
3. Fundamental Change Repurchase Date:
4. Fundamental Change Repurchase Price:
5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]
6. Applicable Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment.
7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. Subject to Section 10.01 of the Indenture, you may be entitled to have your Securities converted into cash and shares of the Company’s Common Stock, if any:
     (i) during any fiscal quarter of the Company commencing after September 30, 2007 (and only during such fiscal quarter), if the Closing Sale Price (as defined in the Indenture) of the Company’s Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading

Day (as defined in the Indenture) of the immediately preceding fiscal quarter was more than 130% of the Applicable Conversion Price (as defined in the Indenture) on such last Trading Day;
     (ii) during the five business days immediately following any five consecutive Trading-Day period in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 97% of the product of the Closing Sale Price of the Common Stock and the Applicable Conversion Rate (as defined in the Indenture) of the Securities on each such day;
     (iii) on or after December 15, 2009; or
     (iv) upon the occurrence of certain specified corporate transactions described in the Indenture.
8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.
9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].
10. In order to have the Company repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section 3.02 of the Indenture) to the Paying Agent at any time until 5:00 p.m. (New York City Time) on the Business Day immediately preceding the Fundamental Change Repurchase Date.
11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York City time) on the Business Day immediately preceding the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice.
12. Unless the Company defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest and Additional Amounts, if any, on your

Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.
13. CUSIP Number: 457985AG4

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:
Title:

EXHIBIT E
[FORM OF GUARANTEE]
GUARANTEE
     For value received, the undersigned Guarantor (as defined in the Indenture dated as of June 11, 2007 (the “Indenture”) among Integra LifeSciences Holdings Corporation (the “Company”), the Guarantor and Wells Fargo Bank, N.A. (the “Trustee”), in connection with the issuance of $165,000,000 aggregate principal amount of the Company’s 2.75% Senior Convertible Notes due 2010 (the “Notes”); the term “Guarantor” as used herein shall include any successor person thereto under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by repurchase or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, Interest on or Additional Amounts, in respect of the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other monetary obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “ Guaranteed Obligations “) in accordance with the terms of the Indenture. The undersigned Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the undersigned Guarantor, and that the undersigned Guarantor shall remain bound under Article 11 of the Indenture and hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.
     The obligations of the undersigned Guarantor to the Holders and to the Trustee pursuant to this Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
     All terms used in this Guarantee shall have the meanings assigned to them in the Indenture.
     No stockholder, officer, director, employee or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.
     This Guarantee shall not be valid or obligatory for any purpose until delivered to the Trustee.

E-1

     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

INTEGRA LIFESCIENCES CORPORATION
As Subsidiary Guarantor

By:

[Officer]

E-2

SCHEDULE I
The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Securities.

Effective Date	$51.97	$54.00	$57.00	$60.00	$63.00	$66.26	$70.00	$80.00	$95.00	$110.00	$130.00	$150.00

6-Jun-07	4.15	3.65	3.11	2.66	2.29	1.95	1.64	1.07	0.63	0.43	0.30	0.23
1-Jun-08	4.15	3.48	2.88	2.38	1.97	1.60	1.28	0.72	0.36	0.22	0.15	0.11
1-Jun-09	4.15	3.46	2.57	1.99	1.52	1.11	0.78	0.26	0.19	0.14	0.10	0.07
1-Jun-10	4.15	3.43	2.45	1.58	0.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00